UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

SunEdison Semiconductor Limited

(Exact name of registrant as specified in its charter)

Singapore	001-36460	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Lorong 3 Toa Payoh

Singapore 319579

(Address of Principal executive offices, including Zip Code)

(65) 6681-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

SunEdison Semiconductor Limited (the “Company”) previously announced the underwritten public offering (the “Offering”) of 17,250,000 ordinary shares, no par value, by selling shareholders. The Offering closed on January 20, 2015 (the “Closing Date”). In connection with the closing of the Offering (the “Closing”), the Company’s former parent company and largest shareholder, SunEdison, Inc. (“SunEdison”), ceased to own 50% or more of the Company’s outstanding ordinary shares. As a result, effective as of the Closing, the Company’s employees would have been deemed to have a termination of employment from SunEdison under its various equity incentive plans and all of their outstanding equity awards with respect to SunEdison stock would have been forfeited (in the case of unvested awards) or would have expired within three months (in the case of vested options) without compensation in accordance with the terms of such plans. In order to minimize the adverse impact of these plans’ provisions on the Company’s employees, to provide for a fair continuation of the compensation previously granted and to ensure that the Company’s employees remain incentivized and committed to the mission and performance of the Company’s objectives, the Company and SunEdison agreed, effective as of the Closing, to replace 25% of the equity-based compensation awards relating to SunEdison stock that are unvested and held by our employees (including our non-U.S. employees, subject to applicable local laws) with adjusted stock options and restricted stock units, as applicable, for the Company’s ordinary shares, each of which generally preserves the value of the original awards. Each of the foregoing replacement awards was issued pursuant to the SunEdison Semiconductor Limited 2014 Long-Term Incentive Plan. The remaining 75% of each of the unvested awards and all vested awards will continue to be held as stock options and restricted stock units, as applicable, for SunEdison common stock. These continuing options and restricted stock units will continue to vest in accordance with their terms, with employment by the Company to be deemed employment by SunEdison. The options may be exercised, when vested, by the Company’s employees in accordance with the terms of the original grant. Vesting terms for any awards relating to the Company’s ordinary shares that were substituted for awards originally granted with respect to SunEdison stock generally remains substantially similar to the vesting provided for under the original awards, subject to certain adjustments to reflect employment with the Company.

In connection with the foregoing, on the Closing Date the Company issued options to purchase an aggregate of 442,791 ordinary shares with a weighted-average exercise price of $5.19 per share and an aggregate of 170,115 restricted stock units, in each case based on applicable SunEdison equity awards outstanding, and the Company’s and SunEdison’s share prices, as of market close on the Closing Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNEDISON SEMICONDUCTOR LIMITED

By:	/s/ Shaker Sadasivam
Name:	Shaker Sadasivam
Title:	President and Chief Executive Officer

Date: January 23, 2015